Pricing Supplement dated December 27, 2023	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-265158

$6,864,330 Barclays Bank PLC Trigger Absolute Return Step Securities

Linked to an Unequally Weighted Basket of Five Indices due December 29, 2028

Investment Description

The Trigger Absolute Return Step Securities (the “Securities”) are unsecured and unsubordinated debt obligations issued by Barclays Bank PLC (the “Issuer”) with returns linked to the performance of an unequally weighted basket (the “Basket”) consisting of the EURO STOXX 50® Index, the Nikkei 225 Index, the FTSE® 100 Index, the Swiss Market Index and the S&P/ASX 200 Index (each, a “Basket Component” and, together, the “Basket Components”). If the Final Basket Level is greater than or equal to the Step Barrier (which is equal to the Initial Basket Level), the Issuer will pay the principal amount of the Securities at maturity plus a return equal to the greater of the Basket Return and the Step Return of 52.60%. If the Final Basket Level is less than the Step Barrier but greater than or equal to the Downside Threshold (75% of the Initial Basket Level), the Issuer will pay the principal amount of the Securities at maturity plus a return equal to the absolute value of the Basket Return (the “Contingent Absolute Return”). However, if the Final Basket Level is less than the Downside Threshold, the Issuer will pay you a cash payment at maturity that is less than the principal amount, if anything, resulting in a percentage loss on your investment equal to the negative Basket Return. In this case, you will have full downside exposure to the Basket from the Initial Basket Level to the Final Basket Level, and could lose all of your initial investment. Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose a significant portion or all of your principal. The Final Basket Level is observed relative to the Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Due to the unequal weighting of the Basket Components, the performances of the EURO STOXX 50® Index, the Nikkei 225 Index and the FTSE® 100 Index will have a significantly larger impact on the return on the Securities than the performances of the Swiss Market Index and the S&P/ASX 200 Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS- 4 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities. See “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

Features

❑ Enhanced Growth Potential with a Step Return: If the Final Basket Level is greater than or equal to the Step Barrier, the Issuer will pay the principal amount of the Securities at maturity plus a return equal to the greater of the Basket Return and the Step Return.

❑ Downside Exposure with Contingent Absolute Return at Maturity: If the Final Basket Level is less than the Step Barrier but greater than or equal to the Downside Threshold, the Issuer will pay the principal amount at maturity plus a return equal to the Contingent Absolute Return. However, if the Final Basket Level is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a percentage loss on your investment equal to the negative Basket Return. The Final Basket Level is observed relative to the Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC.

Key Dates[1]
Trade Date:	December 27, 2023
Settlement Date:	December 29, 2023
Final Valuation Date:	December 27, 2028
Maturity Date:	December 29, 2028
[1] The Final Valuation Date and the Maturity Date are subject to postponement. See “Final Terms” on page PS-6 of this pricing supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS- 8 OF THIS PRICING SUPPLEMENT AND “RISK FACTORS” BEGINNING ON PAGE S-9 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR PRINCIPAL AMOUNT. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

NOTWITHSTANDING AND TO THE EXCLUSION OF ANY OTHER TERM OF THE SECURITIES OR ANY OTHER AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS BETWEEN BARCLAYS BANK PLC AND ANY HOLDER OR BENEFICIAL OWNER OF THE SECURITIES (OR THE TRUSTEE ON BEHALF OF THE HOLDERS OF THE SECURITIES), BY ACQUIRING THE SECURITIES, EACH HOLDER AND BENEFICIAL OWNER OF THE SECURITIES ACKNOWLEDGES, ACCEPTS, AGREES TO BE BOUND BY AND CONSENTS TO THE EXERCISE OF, ANY U.K. BAIL-IN POWER BY THE RELEVANT U.K. RESOLUTION AUTHORITY. SEE “CONSENT TO U.K. BAIL-IN POWER” ON PAGE PS- 4 OF THIS PRICING SUPPLEMENT.

Security Offering

We are offering Trigger Absolute Return Step Securities linked to an unequally weighted basket consisting of the EURO STOXX 50® Index, the Nikkei 225 Index, the FTSE® 100 Index, the Swiss Market Index and the S&P/ASX 200 Index. The Securities are offered at a minimum investment of $1,000 (100 Securities).

Basket Components	Weighting	Initial Component Level*	Step Return	Initial Basket Level	Step Barrier	Downside Threshold	CUSIP/ ISIN
EURO STOXX 50® Index (SX5E)	40.00%	4,528.38	52.60%	100.00	100.00, which is 100% of the Initial Basket Level	75.00, which is 75% of the Initial Basket Level	06748K760 / US06748K7607
Nikkei 225 Index (NKY)	25.00%	33,681.24
FTSE® 100 Index (UKX)	17.50%	7,724.95
Swiss Market Index (SMI)	10.00%	11,113.98
S&P/ASX 200 Index (AS51)	7.50%	7,561.223

* The Initial Component Level of each Basket Component is the Closing Level of that Basket Component on the Trade Date.

See “Additional Information about Barclays Bank PLC and the Securities” on page PS-2 of this pricing supplement. The Securities will have the terms specified in the prospectus dated May 23, 2022, the prospectus supplement dated June 27, 2022, the underlying supplement dated June 27, 2022 and this pricing supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the Securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Securities constitute our unsecured and unsubordinated obligations. The Securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

	Initial Issue Price[1]	Underwriting Discount	Proceeds to Barclays Bank PLC
Per Security	$10.00	$0.35	$9.65
Total	$6,864,330.00	$240,251.55	$6,624,078.45
[1]	Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is $9.562 per Security. The estimated value is less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-3 of this pricing supplement.
UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this pricing supplement together with the prospectus dated May 23, 2022, as supplemented by the prospectus supplement dated June 27, 2022 relating to our Global Medium-Term Notes, Series A, of which these Securities are a part, and the underlying supplement dated June 27, 2022. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms set forth in this pricing supplement differ from those set forth in the prospectus, prospectus supplement or underlying supplement, the terms set forth herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

t	Prospectus dated May 23, 2022: http://www.sec.gov/Archives/edgar/data/312070/000119312522157585/d337542df3asr.htm

t	Prospectus supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011301/dp169388_424b2-prosupp.htm

t	Underlying supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011304/dp169384_424b2-underl.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC. In this pricing supplement, “Securities” refers to the Trigger Absolute Return Step Securities that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately eleven months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Securities and/or any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page PS- 8 of this pricing supplement.

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Securities (or the trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Securities such shares, securities or obligations); (iii) the cancellation of the Securities and/or (iv) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest or any other amounts due on the Securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Securities further acknowledges and agrees that the rights of the holders or beneficial owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Key Risks—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Selected Purchase Considerations

The Securities may be appropriate for you if:	The Securities may not be appropriate for you if:

t  You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

t  You can tolerate a loss of a significant portion or all of your initial investment, and you are willing to make an investment that may have the full downside market risk of the Basket.

t  You seek an investment with a return linked to the performance of the Basket, and you believe the Basket will appreciate over the term of the Securities.

t  You understand and accept that if the Basket depreciates any positive return on the Securities from the Contingent Absolute Return is limited to 25% because the Downside Threshold is equal to 75% of the Initial Basket Level, and that any decline in the value of the Basket below the Downside Threshold will result in a loss, rather than a positive return, on the Securities.

t  You are willing to invest in the Securities based on the Step Return specified on the cover of this pricing supplement.

t  You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

t  You do not seek current income from this investment, and you are willing to forgo any dividends paid on the securities composing the Basket Components.

t  You are willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

t  You understand and are willing to accept the risks associated with the Basket and the Basket Components.

t   You are willing and able to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power, you might not receive any amounts due to you under the Securities, including any repayment of principal.

t  You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

t  You cannot tolerate the loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the full downside market risk of the Basket.

t  You do not seek an investment with exposure to the Basket, or you believe the Basket will depreciate over the term of the Securities and the Final Basket Level is likely to be less than the Downside Threshold.

t  You are unwilling to invest in the Securities based on the Step Return specified on the cover of this pricing supplement.

t  You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

t  You seek current income from this investment, or you would prefer to receive any dividends paid on the securities composing the Basket Components.

t  You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

t  You do not understand or are not willing to accept the risks associated with the Basket or the Basket Components.

t  You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

t  You are not willing or are unable to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments due to you under the Securities, including any repayment of principal.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-8 of this pricing supplement and the “Risk Factors” beginning on page S-9 of the prospectus supplement for risks related to an investment in the Securities. For more information about the Basket and the Basket Components, please see the sections titled “The Basket,” “EURO STOXX 50® Index,” “Nikkei 225 Index,” “FTSE® 100 Index,” “Swiss Market Index” and “S&P/ASX 200 Index” below.

Final Terms[1]
Issuer:	Barclays Bank PLC
Principal Amount:	$10 per Security
Term[2]:	Approximately 5 years
Basket:

The Securities are linked to an unequally weighted basket (the “Basket”) consisting of five equity indices (each, a “Basket Component” and, together, the “Basket Components”). The Basket Components, the Bloomberg ticker symbol for each Basket Component and the weighting of each Basket Component are as follows:

Basket Component[3]	Ticker	Weighting
EURO STOXX 50® Index (the “SX5E Index”)	SX5E<Index>	40.00%
Nikkei 225 Index (the “NKY Index”)	NKY<Index>	25.00%
FTSE® 100 Index (the “UKX Index”)	UKX<Index>	17.50%
Swiss Market Index (the “SMI Index”)	SMI<Index>	10.00%
S&P/ASX 200 Index (the “AS51 Index”)	AS51<Index>	7.50%

Payment at Maturity (per Security):

•    If the Final Basket Level is greater than or equal to the Step Barrier, the Issuer will pay the principal amount plus a return equal to the greater of the Basket Return and the Step Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × the greater of (a) the Basket Return and (b) the Step Return)

•    If the Final Basket Level is less than the Step Barrier but greater than or equal to the Downside Threshold, the Issuer will pay the principal amount plus a return equal to the Contingent Absolute Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Contingent Absolute Return)

•    If the Final Basket Level is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a percentage loss on your investment equal to the decline of the Basket from the Trade Date to the Final Valuation Date. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Basket Return)

If the Final Basket Level is less than the Downside Threshold, the Contingent Absolute Return will not apply, your principal is fully exposed to the decline in the Basket, and you will lose a significant portion or all of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Step Return:	52.60%
Contingent Absolute Return:	The absolute value of the Basket Return. For example, if the Basket Return is -5%, the Contingent Absolute Return is 5%.
Basket Return:	Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level:	100.00
Final Basket Level:

The Final Basket Level will be calculated as follows:

100 × [1+ (Component Return of SX5E Index × 40.00%) + (Component Return of NKY Index × 25.00%) + (Component Return of UKX Index × 17.50%) + (Component Return of SMI Index × 10.00%) + (Component Return of AS51 Index × 7.50%)]

Component Return:	With respect to each Basket Component, the Component Return will be calculated as follows: Final Component Level – Initial Component Level Initial Component Level
Initial Component Level:	With respect to each Basket Component, the Closing Level of that Basket Component on the Trade Date, as specified on the cover of this pricing supplement
Final Component Level:	With respect to each Basket Component, the Closing Level of that Basket Component on the Final Valuation Date
Step Barrier:	100.00, which is 100% of the Initial Basket Level
Downside Threshold:	75.00, which is 75% of the Initial Basket Level
Closing Level[3]:	With respect to each Basket Component, Closing Level has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
[1]	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

[2]	The Final Valuation Date may be postponed if the Final Valuation Date is not a scheduled trading day with respect to any Basket Component or if a market disruption event occurs with respect to any Basket Component on the Final Valuation Date as described under “Reference Assets—Indices—Market Disruption Events for Securities with an Index of Equity Securities as a Reference Asset” and “Reference Assets—Baskets—Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, the Maturity Date will be postponed if that day is not a business day or if the Final Valuation Date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.

[3]	If a Basket Component is discontinued or if the sponsor of a Basket Component fails to publish that Basket Component, the Calculation Agent may select a successor index or, if no successor index is available, will calculate the value to be used as the Closing Level of that Basket Component. In addition, the Calculation Agent will calculate the value to be used as the Closing Level of a Basket Component in the event of certain changes in or modifications to that Basket Component. For more information, see “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities Linked to a Basket” in the accompanying prospectus supplement.

Investment Timeline

Trade Date:	The Initial Component Level of each Basket Component is observed, the Initial Basket Level is set equal to 100.00 and the Step Return is set.

Maturity Date:

The Final Component Level of each Basket Component is observed and the Final Basket Level and the Basket Return are determined on the Final Valuation Date.

If the Final Basket Level is greater than or equal to the Step Barrier, the Issuer will pay the principal amount plus a return equal to the greater of the Basket Return and the Step Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × the greater of (a) the Basket Return and (b) the Step Return)

If the Final Basket Level is less than the Step Barrier but greater than or equal to the Downside Threshold, the Issuer will pay the principal amount plus a return equal to the Contingent Absolute Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Contingent Absolute Return)

If the Final Basket Level is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a percentage loss on your investment equal to the decline of the Basket from the Trade Date to the Final Valuation Date. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Basket Return)

If the Final Basket Level is less than the Downside Threshold, the Contingent Absolute Return will not apply, your principal is fully exposed to the decline in the Basket, and you will lose a significant portion or all of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose a significant portion or all of your principal. The Final Basket Level is observed relative to the Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Due to the unequal weighting of the Basket Components, the performances of the SX5E Index, the NKY Index and the UKX Index will have a significantly larger impact on the return on the Securities than the performances of the SMI Index and the AS51 Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Basket, any Basket Component or the securities composing any Basket Component. Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Securities unless you understand and can bear the risks of investing in the Securities.

Risks Relating to the Securities Generally

t	You risk losing a significant portion or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount of the Securities at maturity. The Issuer will repay you the principal amount of your Securities only if the Final Basket Level is greater than or equal to the Downside Threshold and will make such payment only at maturity. If the Final Basket Level is less than the Downside Threshold, the Contingent Absolute Return will not apply, you will be exposed to the full negative Basket Return and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a percentage loss on your investment equal to the decline of the Basket from the Trade Date to the Final Valuation Date. Accordingly, you may lose a significant portion or all of your principal.

t	The potential for a positive return if the Basket depreciates is limited — The Securities provide for a positive return equal to the Contingent Absolute Return if the Final Basket Level is less than the Step Barrier but greater than or equal to the Downside Threshold. Any positive return on the securities if the Basket depreciates will be limited to 25% because the Downside Threshold is equal to 75% of the Initial Basket Level, and any decline in the value of the Basket below the Downside Threshold will result in a loss, rather than a positive return, on the Securities. If the Final Basket Level is less than the Downside Threshold, the Contingent Absolute Return will not apply and you will lose a significant portion or all of your principal.

t	No interest payments — The Issuer will not make periodic interest payments on the Securities.

t	Any payment on the Securities will be determined based on the Closing Levels of the Basket Components on the dates specified — Any payment on the Securities will be determined based on the Closing Levels of the Basket Components on the dates specified. You will not benefit from any more favorable values of the Basket Components determined at any other time.

t	Contingent repayment of principal applies only if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if at that time the value of the Basket is greater than the Downside Threshold.

t	The Step Return and the Contingent Absolute Return apply only if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the Step Return, the Contingent Absolute Return or the Securities themselves, and the return you realize may be less than the Basket’s return itself, even if such return is positive or is negative but the value of the Basket is not below the Downside Threshold. You can receive the full benefit of the Step Return or the Contingent Absolute Return only if you hold your Securities to maturity.

t	The probability that the Final Basket Level will be less than the Downside Threshold will depend on the volatility of the Basket — Volatility is a measure of the degree of variation in the value of the Basket over a period of time. The greater the expected volatility at the time the terms of the Securities are set, the greater the expectation is at that time that the Final Basket Level will be less than the Downside Threshold, which would result in a loss of a significant portion or all of your principal at maturity. However, the Basket’s volatility can change significantly over the term of the Securities. The value of the Basket could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Basket and the potential loss of a significant portion or all of your principal at maturity.

t	Owning the Securities is not the same as owning the securities composing the Basket Components — The return on your Securities may not reflect the return you would realize if you actually owned the securities composing the Basket Components. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing the Basket Components would have.

t	Correlation (or lack of correlation) of performances among the Basket Components may adversely affect your return on the Securities, and changes in the values of the Basket Components may offset each other — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the values of the Basket Components may not correlate with each other. At a time when the value of a Basket Component increases in value, the value of another Basket Component may not increase as much, or may even decline in value. Therefore, in calculating the Basket Components’ performance on the Final Valuation Date, an increase in the value of a Basket Component may be moderated, or wholly offset, by a lesser increase or by a decline in the value of another Basket Component. Further, because the Basket Components are unequally weighted, increases in the values of the lower-weighted Basket Components may be offset by even small decreases in values of the more heavily weighted Basket Components. In addition, however, high correlation of movements in the values of the Basket Components could adversely affect your return on the Securities during periods of negative performance of the Basket Components. Changes in the correlation of the Basket Components may adversely affect the market value of the Securities.

t	The U.S. federal income tax consequences of an investment in the Securities are uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid forward contracts, as described under “What Are the Tax

Consequences of an Investment in the Securities?” below. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of the ownership and disposition of the Securities could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

t	Credit of Issuer — The Securities are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities.

t	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority — Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Securities (or the trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Securities losing all or a part of the value of your investment in the Securities or receiving a different security from the Securities, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Basket Components

t	Each Basket Component reflects the price return of the securities composing that Basket Component, not the total return — The return on the Securities is based on the performance of a basket composed of the Basket Components. The performance of each Basket Component reflects changes in the market prices of the securities composing that Basket Component. Each Basket Component is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing that Basket Component. Accordingly, the return on the Securities will not include such a total return feature.

t	Adjustments to the Basket Components could adversely affect the value of the Securities — The sponsor of a Basket Component may add, delete, substitute or adjust the securities composing that Basket Component or make other methodological changes to that Basket Component that could affect its performance. The Calculation Agent will calculate the value to be used as the Closing Level of a Basket Component in the event of certain material changes in or modifications to that Basket Component. In addition, the sponsor of a Basket Component may also discontinue or suspend calculation or publication of that Basket Component at any time. Under these circumstances, the Calculation Agent may select a successor index that the Calculation Agent determines to be comparable to the discontinued Basket Component or, if no successor index is available, the Calculation Agent will determine the value to be used as the Closing Level of that Basket Component. Any of these actions could adversely affect the value of the relevant Basket Component and, consequently, the value of the Securities. See “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” in the accompanying prospectus supplement.

t	Non-U.S. securities markets risks — The equity securities composing the Basket Components are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities, such as the Securities, involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

t	No direct exposure to fluctuations in exchange rates between the U.S. dollar and the non-U.S. currencies in which the securities composing the Basket Components trade — The SX5E Index is composed of non-U.S. securities denominated in euros, the NKY Index is composed of non-U.S. securities denominated in yen, the UKX Index is composed of non-U.S. securities denominated in pounds sterling, the SMI Index is composed of non-U.S. securities denominated in Swiss francs and the AS51 Index is composed of non-U.S. securities denominated in Australian dollars. Because the levels of the Basket Components are also calculated in those respective non-U.S. currencies (and not in U.S. dollars), the performance of the Basket Components will not be adjusted for exchange rate fluctuations between the U.S. dollar and the applicable non-U.S. currency. In addition, any payments on the Securities determined based on the performance of the Basket Components will not be adjusted for exchange rate fluctuations between the U.S. dollar and the applicable non-U.S. currency. Therefore, holders of the Securities will not benefit from any appreciation of the euro, yen, pound sterling, Swiss franc or Australian dollar relative to the U.S. dollar.

Risks Relating to Conflicts of Interest

t	Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation as specified on the cover of this pricing supplement to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

t	Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities, the Basket and the Basket Components.

t	Potential Barclays Bank PLC impact on value — Trading or transactions by Barclays Bank PLC or its affiliates in the securities composing the Basket Components and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Basket Components or the securities composing the Basket Components may adversely affect the levels of the Basket Components and, therefore, the market value of the Securities.

t	We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates play a variety of roles in connection with the issuance of the Securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Securities.

In connection with our normal business activities and in connection with hedging our obligations under the Securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Basket Components or the securities composing the Basket Components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Securities.

In addition, the role played by Barclays Capital Inc., as the agent for the Securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell the Securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

In addition to the activities described above, we will also act as the Calculation Agent for the Securities. As Calculation Agent, we will determine any values of the Basket Components and the Basket and make any other determinations necessary to calculate any payments on the Securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a Basket Component on any date that the values of the Basket Components are to be determined; if a Basket Component is discontinued or if the sponsor of a Basket Component fails to publish that Basket Component, selecting a successor index or, if no successor index is available, determining any value necessary to calculate any payments on the Securities; and calculating the value of a Basket Component on any date of determination in the event of certain changes in or modifications to that Basket Component. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Securities, and any of these determinations may adversely affect any payments on the Securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

t	There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

t	Many economic and market factors will impact the value of the Securities — Structured notes, including the Securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the Securities at issuance and their value in the secondary market. Accordingly, in addition to the levels of the Basket Components on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

t	the expected volatility of the Basket Components and the securities composing the Basket Components;

t	the correlation (or lack of correlation) among the Basket Components;

t	the time to maturity of the Securities;

t	the market prices of, and dividend rates on, the securities composing the Basket Components;

t	interest and yield rates in the market generally;

t	supply and demand for the Securities;

t	a variety of economic, financial, political, regulatory and judicial events;

t	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities composing the Basket Components trade; and

t	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

t	The estimated value of your Securities is lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is lower than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

t	The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

t	The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

t	The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

t	The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page PS-3 for further information.

Hypothetical Examples and Return Table of the Securities at Maturity

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The examples and table below illustrate the payment at maturity for a $10 principal amount Security on a hypothetical offering of Securities under various scenarios, with the assumptions set forth below.* You should not take these examples or the table below as an indication or assurance of the expected performance of the Securities. The examples and table below do not take into account any tax consequences from investing in the Securities. Numbers appearing in the examples and table below have been rounded for ease of analysis.

Term:	Approximately 5 years
Initial Basket Level:	100.00
Step Return:	52.60%
Step Barrier:	100.00 (100% of the Initial Basket Level)
Downside Threshold:	75.00 (75% of the Initial Basket Level)
*	Terms used for purposes of these hypothetical examples do not represent the actual Final Basket Level. The hypothetical Initial Component Levels of 100.00 for the SX5E Index, 100.00 for the NKY Index, 100.00 for the UKX Index, 100.00 for the SMI Index and 100.000 for the AS51 Index have been chosen for illustrative purposes only and do not represent the actual Initial Component Levels for the Basket Components. The actual Initial Component Level of each Basket Component is set forth on the cover of this pricing supplement, the actual Final Component Level of each Basket Component will be the Closing Level of that Basket Component on the Final Valuation Date and the actual Final Basket Level will be determined on the Final Valuation Date. For historical Closing Levels of the Basket Components and historical performance of the Basket, please see the historical information set forth under the sections titled “The Basket,” “EURO STOXX 50® Index,” “Nikkei 225 Index,” “FTSE® 100 Index,” “Swiss Market Index” and “S&P/ASX 200 Index” below. We cannot predict the value of the Basket or the Closing Level of any Basket Component on any day during the term of the Securities, including on the Final Valuation Date.

Final Basket Level	Basket Return	Payment at Maturity	Total Return on Securities at Maturity[1]
180.00	80.00%	$18.000	80.00%
170.00	70.00%	$17.000	70.00%
160.00	60.00%	$16.000	60.00%
152.60	52.60%	$15.260	52.60%
150.00	50.00%	$15.260	52.60%
140.00	40.00%	$15.260	52.60%
130.00	30.00%	$15.260	52.60%
120.00	20.00%	$15.260	52.60%
110.00	10.00%	$15.260	52.60%
105.00	5.00%	$15.260	52.60%
100.00	0.00%	$15.260	52.60%
99.99	-0.01%	$10.001	0.01%
95.00	-5.00%	$10.500	5.00%
90.00	-10.00%	$11.000	10.00%
80.00	-20.00%	$12.000	20.00%
75.00	-25.00%	$12.500	25.00%
74.99	-25.01%	$7.499	-25.01%
70.00	-30.00%	$7.000	-30.00%
60.00	-40.00%	$6.000	-40.00%
50.00	-50.00%	$5.000	-50.00%
40.00	-60.00%	$4.000	-60.00%
30.00	-70.00%	$3.000	-70.00%
20.00	-80.00%	$2.000	-80.00%
10.00	-90.00%	$1.000	-90.00%
0.00	-100.00%	$0.000	-100.00%
[1]	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per Security to the purchase price of $10 per Security.

Example 1 — The value of the Basket increases 10.00% from the Initial Basket Level of 100.00 to a Final Basket Level of 110.00, resulting in a Basket Return of 10.00%.

Basket Component	Initial Component Level	Final Component Level	Component Return	Weighting
SX5E Index	100.00	112.00	12.00%	40.00%
NKY Index	100.00	104.00	4.00%	25.00%
UKX Index	100.00	106.00	6.00%	17.50%
SMI Index	100.00	112.00	12.00%	10.00%
AS51 Index	100.000	126.00	26.00%	7.50%

Step 1: Calculate the Final Basket Level based on the Final Component Levels and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (12.00% × 40.00%) + (4.00% × 25.00%) + (6.00% × 17.50%) + (12.00% × 10.00%) +
(26.00% × 7.50%)] = 110.00

Therefore, the Final Basket Level is 110.00, resulting in a Basket Return of 10.00%.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical Final Basket Level is greater than the Initial Basket Level.

Because the Final Basket Level is greater than or equal to the Step Barrier (which is equal to the Initial Basket Level) and the Step Return of 52.60% is greater than the Basket Return, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × the greater of (a) the Basket Return and (b) the Step Return)
$10 + ($10 × 52.60%) = $10 + $5.26 = $15.260

The payment at maturity of $15.260 per Security represents a total return on the Securities of 52.60%.

Example 2 — The value of the Basket increases 70.00% from the Initial Basket Level of 100.00 to a Final Basket Level of 170.00, resulting in a Basket Return of 70.00%.

Basket Component	Initial Component Level	Final Component Level	Component Return	Weighting
SX5E Index	100.00	180.00	80.00%	40.00%
NKY Index	100.00	170.00	70.00%	25.00%
UKX Index	100.00	155.00	55.00%	17.50%
SMI Index	100.00	145.00	45.00%	10.00%
AS51 Index	100.000	185.000	85.00%	7.50%

Step 1: Calculate the Final Basket Level based on the Final Component Levels and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (80.00% × 40.00%) + (70.00% × 25.00%) + (55.00% × 17.50%) + (45.00% × 10.00%) +
(85.00% × 7.50%)] = 170.00

Therefore, the Final Basket Level is 170.00, resulting in a Basket Return of 70.00%.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical Final Basket Level is greater than the Initial Basket Level.

Because the Final Basket Level is greater than or equal to the Step Barrier (which is equal to the Initial Basket Level) and the Basket Return of 70.00% is greater than the Step Return of 52.60%, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × the greater of (a) the Basket Return and (b) the Step Return)
$10 + ($10 × 70.00%) = $10 + $7 = $17.000

The payment at maturity of $17.000 per Security represents a total return on the Securities of 70.00%.

Example 3 — The value of the Basket decreases 10.00% from the Initial Basket Level of 100.00 to a Final Basket Level of 90.00, resulting in a Basket Return of -10.00%.

Basket Component	Initial Component Level	Final Component Level	Component Return	Weighting
SX5E Index	100.00	75.00	-25.00%	40.00%
NKY Index	100.00	100.00	0.00%	25.00%
UKX Index	100.00	95.00	-5.00%	17.50%
SMI Index	100.00	105.00	5.00%	10.00%
AS51 Index	100.000	105.00	5.00%	7.50%

Step 1: Calculate the Final Basket Level based on the Final Component Levels and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (-25.00% × 40.00%) + (0.00% × 25.00%) + (-5.00% × 17.50%) + (5.00% × 10.00%) +
(5.00% × 7.50%)] = 90.00

Therefore, the Final Basket Level is 90.00, resulting in a Basket Return of -10.00%

Step 2: Calculate the payment at maturity.

In this example, the hypothetical Final Basket Level is less than the Initial Basket Level.

Because the Final Basket Level is less than the Step Barrier (which is equal to the Initial Basket Level) but is greater than or equal to the Downside Threshold, the Contingent Absolute Return will apply and the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Contingent Absolute Return)
$10 + ($10 × 10.00%) = $10 + $1 = $11.000

Even though the value of the Basket decreased by 10.00% in this example, because the Final Basket Level is greater than the Downside Threshold, you will receive a positive return equal to the Contingent Absolute Return of 10.00%. The payment at maturity of $11.000 per Security represents a total return on the Securities of 10.00%.

Example 4 — The value of the Basket decreases 30.00% from the Initial Basket Level of 100.00 to a Final Basket Level of 70.00, resulting in a Basket Return of -30.00%.

Basket Component	Initial Component Level	Final Component Level	Component Return	Weighting
SX5E Index	100.00	24.00	-76.00%	40.00%
NKY Index	100.00	100.50	0.50%	25.00%
UKX Index	100.00	100.50	0.50%	17.50%
SMI Index	100.00	101.50	1.50%	10.00%
AS51 Index	100.000	100.500	0.50%	7.50%

Step 1: Calculate the Final Basket Level based on the Final Component Levels and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (-76.00% × 40.00%) + (0.50% × 25.00%) + (0.50% × 17.50%) + (1.50% × 10.00%) + (0.50% × 7.50%)] = 70.00

Therefore, the Final Basket Level is 70.00, resulting in a Basket Return of -30.00%.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical Final Component Level of the SX5E Index is less than its hypothetical Initial Component Level, while the hypothetical Final Component Levels of the other Basket Components are each greater than their respective hypothetical Initial Component Levels. Because the Basket is unequally weighted, increases in the lower weighted Basket Components will be moderated, and may be wholly offset, by decreases in the more heavily weighted Basket Components. In this example, the 76.00% decrease in the SX5E Index has a significant impact on the Final Basket Level notwithstanding the positive performance of the other Basket Components due to the 40.00% weighting of the SX5E Index, which results in the hypothetical Final Basket Level being less than the Initial Basket Level.

Because the Final Basket Level is less than the Downside Threshold, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Basket Return)

$10 + ($10 × -30.00%) = $10 + -$3 = $7.00

The payment at maturity of $7.00 per Security represents a loss on the Securities of 30.00%, which reflects the Basket Return of -30.00%.

If the Final Basket Level is less than the Downside Threshold, the Contingent Absolute Return will not apply and at maturity the Issuer will repay less than the full principal amount, if anything, resulting in a percentage loss on your investment equal to the decline of the Basket from the Trade Date to the Final Valuation Date.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Securities. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the Securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket. Assuming this treatment is respected, upon a sale or exchange of the Securities (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities. This gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not intend to treat payments on the Securities to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the Securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the Securities.

The Basket

The Securities are linked to an unequally weighted basket consisting of the SX5E Index, the NKY Index, the UKX Index, the SMI Index and the AS51 Index. While historical information on the value of the Basket does not exist for dates prior to the Trade Date, the following graph sets forth the performance of the Basket from January 4, 2013 through December 27, 2023, assuming that, on January 4, 2013, the Basket was constructed with the specified weights for the Basket Components, the Initial Component Levels were determined and the Initial Basket Level was set equal to 100.00. The dotted line represents a hypothetical Downside Threshold of 146.69, which is equal to 75% of the hypothetical value of the Basket on December 27, 2023.

We obtained the Closing Levels of each Basket Component used to calculate the below graph from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the Basket should not be taken as an indication of future performance. Future performance of the Basket may differ significantly from historical performance, and no assurance can be given as to the value of the Basket during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the Basket will not result in a loss on your initial investment.

The performance of the Basket will reflect the performance of the Basket Components. See “Risk Factors—Correlation (or lack of correlation) of performances among the Basket Components may adversely affect your return on the Securities, and changes in the values of the Basket Components may offset each other” above.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

EURO STOXX 50® Index

The SX5E Index is a free-float market-capitalization weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major Eurozone exchanges. For more information about the SX5E Index, see “Indices—The STOXX Benchmark Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the SX5E Index from January 2, 2013 through December 27, 2023, based on the daily Closing Levels of the SX5E Index. The Closing Level of the SX5E Index on December 27, 2023 was 4,528.38.

We obtained the Closing Levels of the SX5E Index from Bloomberg, without independent verification. Historical performance of the SX5E Index should not be taken as an indication of future performance. Future performance of the SX5E Index may differ significantly from historical performance, and no assurance can be given as to the Closing Level of the SX5E Index during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the SX5E Index will not result in a loss on your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Nikkei 225 Index

The NKY Index is a stock index that measures the composite price performance of 225 of the most actively traded stocks on the Tokyo Stock Exchange (the “Nikkei Underlying Stocks”), representing a broad cross-section of Japanese industries. For more information about the NKY Index, see “Indices—The Nikkei 225 Index” in the accompanying underlying supplement, as supplemented by the following updated information.

Effective October 2022, if the weight of any Nikkei Underlying Stock exceeds a certain threshold (the “weight cap threshold”) on the base date of a periodic review, a capping ratio will be applied to decrease the weight of that Nikkei Underlying Stock. The weight cap threshold for any Nikkei Underlying Stock is (i) 12% as of the October 2022 periodic review, (ii) 11% as of the October 2023 periodic review and (iii) 10% as of the October 2024 periodic review. For any Nikkei Underlying Stock to which a capping ratio is applied, the price of that Nikkei Underlying Stock is adjusted by a capped price adjustment factor (“CPAF”) equal to (i) the capping ratio multiplied by (ii) the PAF (as defined under “Indices—The Nikkei 225 Index—Calculation of the Nikkei 225 Index” in the accompanying underlying supplement).

If, on the base date of a periodic review, the weight of any Nikkei Underlying Stock exceeds the weight cap threshold and a capping ratio does not already apply to that Nikkei Underlying Stock, a capping ratio of 0.9 is applied on the effective date of the periodic review. If a capping ratio already applies to any Nikkei Underlying Stock, the capping ratio will be decreased in increments of 0.1 on the effective date of the periodic review until there is a change in the CPAF. If, on the base date of a periodic change, the weight of a Nikkei Underlying Stock to which a capping ratio is applied is below 5%, the capping ratio will be increased in increments of 0.1 on the effective date of the periodic review until there is a change in the CPAF; however, the capping ratio will be canceled if it increases to 1.0. When a Nikkei Underlying Stock to which a capping ratio is applied effects a large-scale stock split or reverse split and the PAF is adjusted by the ratio of the split or reverse split, the capping ratio may be revised as necessary to ensure that the new CPAF does not change the weight of that Nikkei Underlying Stock.

In addition, as of October 2022, the Nikkei Underlying Stocks are reviewed semiannually with base dates at the end of January and July, and results of each review are applied on the first trading day in April and October, respectively.

Historical Information

The following graph sets forth the historical performance of the NKY Index from January 4, 2013 through December 27, 2023, based on the daily Closing Levels of the NKY Index. The Closing Level of the NKY Index on December 27, 2023 was 33,681.24.

We obtained the Closing Levels of the NKY Index from Bloomberg, without independent verification. Historical performance of the NKY Index should not be taken as an indication of future performance. Future performance of the NKY Index may differ significantly from historical performance, and no assurance can be given as to the Closing Level of the NKY Index during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the NKY Index will not result in a loss on your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FTSE® 100 Index

The UKX Index measures the composite price performance of stocks of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange. For more information about the UKX Index, see “Indices—The FTSE® 100 Index” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the UKX Index from January 2, 2013 through December 27, 2023, based on the daily Closing Levels of the UKX Index. The Closing Level of the UKX Index on December 27, 2023 was 7,724.95.

We obtained the Closing Levels of the UKX Index from Bloomberg, without independent verification. Historical performance of the UKX Index should not be taken as an indication of future performance. Future performance of the UKX Index may differ significantly from historical performance, and no assurance can be given as to the Closing Level of the UKX Index during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the UKX Index will not result in a loss on your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Swiss Market Index

The SMI Index is a free-float adjusted market capitalization-weighted price return index that includes 20 of the largest and most liquid companies of the Swiss equity market. For more information about the SMI Index, see “Indices—The Swiss Market Index” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the SMI Index from January 3, 2013 through December 27, 2023, based on the daily Closing Levels of the SMI Index. The Closing Level of the SMI Index on December 27, 2023 was 11,113.98.

We obtained the Closing Levels of the SMI Index from Bloomberg, without independent verification. Historical performance of the SMI Index should not be taken as an indication of future performance. Future performance of the SMI Index may differ significantly from historical performance, and no assurance can be given as to the Closing Level of the SMI Index during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the SMI Index will not result in a loss on your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

S&P/ASX 200 Index

The AS51 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. For more information about the AS51 Index, see “Indices—The S&P/ASX 200 Index” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the AS51 Index from January 2, 2013 through December 27, 2023, based on the daily Closing Levels of the AS51 Index. The Closing Level of the AS51 Index on December 27, 2023 was 7,561.223.

We obtained the Closing Levels of the AS51 Index from Bloomberg, without independent verification. Historical performance of the AS51 Index should not be taken as an indication of future performance. Future performance of the AS51 Index may differ significantly from historical performance, and no assurance can be given as to the Closing Level of the AS51 Index during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the AS51 Index will not result in a loss on your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of this pricing supplement. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of this pricing supplement to its affiliates.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of July 14, 2023, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on July 14, 2023, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated July 14, 2023, which has been filed as an exhibit to the report on Form 6-K referred to above.